Exhibit 107

Calculation of Filing Fees Table

Form S-8

(Form Type)

Holley Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule(4)	Amount Registered (1)	Proposed Maximum Offering Price Per Unit(4)	Maximum Aggregate Offering Price(4)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share	Other	1,000,000(2)	$3.115	$3,115,000.00	0.0001102	$343.27
Equity	Common Stock, par value $0.0001 per share	Other	1,520,000(3)	$3.115	$4,734,800.00	0.0001102	$521.77
Total Offering Amounts					$7,849,800.00		$865.05
Total Fee Offsets							--
Net Fee Due							$865.05

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (the “Registration Statement”) also covers any additional shares of common stock, par value $0.0001 per share (the “Common Stock”), of Holley Inc., a Delaware corporation (the “Registrant”), that may become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of the outstanding shares of Common Stock of the Registrant.

(2) Represents shares of Common Stock issuable pursuant to a new hire inducement restricted stock units award granted on June 6, 2023 to a certain employee in accordance with Section 303A.08 of the NYSE Listed Company Manual, as a material inducement to him entering into employment with the Registrant.

(3) Represents shares of Common Stock issuable pursuant to a new hire inducement performance-vesting restricted stock units award granted on June 6, 2023 to a certain employee in accordance with Section 303A.08 of the NYSE Listed Company Manual, as a material inducement to him entering into employment with the Registrant.

(4) Estimated solely for the purposes of determining the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on May 31, 2023, a date that is within five business days prior to filing.